UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2016 (August 10, 2016)

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71- 0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000, El Dorado, Arkansas		71730-7000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit Facility

On August 10, 2016, Murphy Oil Corporation (the “Company”) entered into a new credit agreement for a $1.2 billion revolving credit facility (the “New Revolving Credit Facility”). The New Revolving Credit Facility will be a senior unsecured guaranteed facility and will expire in August 2019. The Company presently has no borrowings under the New Revolving Credit Facility.

Borrowings under the New Revolving Credit Facility will initially bear interest at 4.50% above LIBOR and thereafter are subject to stepdowns based on consolidated leverage ratios set forth in the credit agreement for the New Revolving Credit Facility. In addition, facility fees of 0.50% are charged on the full commitments under the New Revolving Credit Facility. Beginning in the quarter ending March 31, 2017, if the Company’s total leverage ratio exceeds 3.25 times the Company’s trailing twelve month consolidated adjusted EBITDAX (as defined in the credit agreement for the New Revolving Credit Facility), the New Revolving Credit Facility will be required to become secured, subject to limitations set forth in the documents governing the Company’s existing notes.

The New Revolving Credit Facility also contains certain financial and other covenants, including a maximum consolidated debt ratio of 3.75x, and a minimum ratio of Adjusted EBITDAX to interest expense of 2.50x. Furthermore, as a condition to availability, the Company is required to execute at least a $400 million capital markets offering.

In addition, on August 10, 2016 the Company entered into an amendment of its existing revolving credit facility dated as of June 14, 2011 among the Company and the other borrowers and lenders party thereto (the “Existing Credit Facility”) to reduce the commitments of the existing lenders that have committed to the New Revolving Credit Facility and allow for the incurrence of the New Revolving Credit Facility.

Lenders under the Existing Credit Facility that did not become lenders under the New Revolving Credit Facility will remain lenders under the Existing Credit Facility, with aggregate commitments of $630 million, until its currently scheduled maturity in June 2017.

The foregoing is qualified by reference to the full text of the New Revolving Credit Facility agreement as well as the amendment to the Existing Credit Facility, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and each of which are incorporated herein by reference.

Item 8.01. Other Events

Report of Ryder Scott

Attached as Exhibit 23.1 hereto is the consent of Ryder Scott Company, L.P. to the inclusion of its report on the estimated oil and gas reserves of the Company attributable to the Company’s leasehold properties located in the Eagle Ford Shale in south Texas in the United States as of December 31, 2015, which was filed as Exhibit 99.3 on the Company’s 8-K report filed August 10, 2016 into certain registration statements of the Company.

Notes Pricing

On August 12, 2016, the Company announced that it has priced an offering of $550 million 6.875% senior notes (the “Notes”) that will be due 2024, an increase from the previously announced offering of $500 million, pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. The foregoing is also qualified by reference to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	New Revolving Credit Facility

10.2	Amendment to the Existing Credit Facility

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press release announcing the Notes pricing and upsize

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John B. Gardner
John B. Gardner
Vice President & Treasurer

Date: August 12, 2016

Exhibit Index

10.1	New Revolving Credit Facility

10.2	Amendment to the Existing Credit Facility

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press release announcing the Notes pricing and upsize